Exhibit 10.2

FORM OF ADMINISTRATION AGREEMENT

BETWEEN

SIXTH STREET LENDING PARTNERS

AND

SIXTH STREET LENDING PARTNERS ADVISERS, LLC

This Agreement (“Agreement”) is made as of June 28th, 2022 by and between SIXTH STREET LENDING PARTNERS, a Delaware statutory trust (the “Company”), and SIXTH STREET LENDING PARTNERS ADVISERS, LLC, a Delaware limited liability company (the “Administrator”).

WHEREAS, the Company is a closed-end management investment company that intends to elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Company desires to retain the Administrator to provide administrative services to the Company in the manner and on the terms hereinafter set forth; and

WHEREAS, the Administrator is willing to provide administrative services to the Company on the terms and conditions hereafter set forth;

WHEREAS, the Company has entered into an Investment Advisory and Management Agreement by and between the Company and Sixth Street Lending Partners Advisers, LLC (the “Adviser”), as amended from time to time (the “Advisory Agreement”);

WHEREAS, the Company bears all costs and expenses incurred in its operation, administration and transactions which are not specifically assumed by the Adviser pursuant to the Advisory Agreement or this Agreement; and

WHEREAS, the Advisory Agreement and this Agreement each set forth a non-exclusive list of expenses to be borne by the Company.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Administrator hereby agree as follows:

1. Duties of the Administrator

(a) Employment of Administrator. The Company hereby employs the Administrator to act as administrator of the Company, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Trustees or Directors, as applicable, of the Company (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator and such others shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.

(b) Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing, the Administrator shall provide the Company with office facilities, equipment, clerical, bookkeeping and record keeping services at such facilities and such other services as the Administrator, subject to review by the Board, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Company, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Board of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, in its capacity as Administrator pursuant to this Agreement, provide any advice or recommendation relating to the securities and other assets that the Company should purchase, retain or sell or any other investment advisory services to the Company. The Administrator shall be responsible for the financial and other records that the Company is required to maintain and shall prepare, print and disseminate reports to stockholders, and reports and other materials filed with the Securities and Exchange Commission (the “SEC”). The Administrator will provide on the Company’s behalf significant managerial assistance to those portfolio companies that request such assistance. In addition, the Administrator will assist the Company in determining and publishing (as necessary or appropriate) the Company’s net asset value, overseeing the preparation and filing of the Company’s tax returns, and generally overseeing the payment of the Company’s expenses and the performance of administrative and professional services rendered to the Company by others.

2. Records

The Administrator agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator hereunder and will maintain and keep such books, accounts and records in accordance with the Investment Company Act. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Company pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3. Confidentiality

The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P of the SEC), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

4. Compensation; Allocation of Costs and Expenses

In full consideration of the provision of the services of the Administrator, the Company shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder, it being understood and agreed that, except as otherwise provided herein or in the Advisory Agreement, the Administrator shall be solely responsible for the compensation of its investment professionals and its allocable portion of the compensation of any personnel that provide it operational or administrative services, as well as the allocable portion of overhead expenses (including rent, office equipment and utilities) attributable thereto. The Company will bear all costs and expenses that are incurred in its operation, administration and transactions and not specifically assumed by the Adviser pursuant to the Advisory Agreement.

Costs and expenses to be borne by the Company include, but are not limited to, those relating to:

(a)

organizational and offering expenses related to the Company’s initial private offering of its common shares (the “Common Shares”) (up to an aggregate of 0.10% of total capital commitments to the Company, it being understood and agreed that the Adviser shall bear all such organizational and offering expenses related to the Company’s initial private offering of the Common Shares in excess of such amount);

(b)	calculating individual asset values and the Company’s net asset value (including the cost and expenses of any independent valuation firms);

(c)

fees and expenses, including travel expenses, incurred by the Adviser, or the Company’s team of investment professionals (the “Investment Team”), or payable to third parties, in respect of due diligence on prospective portfolio companies and, if necessary, in respect of enforcing the Company’s rights with respect to investments in existing portfolio companies, including, among others, professional fees (including, without limitation, the fees and expenses of consultants and experts) and fees and expenses relating to, or associated with, evaluating, monitoring, researching and performing due diligence on investments and prospective investments;

(d)

due diligence and research expenses (including an allocable portion of any research or other service that may deemed to be bundled for the benefit of the Company), as well as the information technology systems used to obtain such research and other information;

(e)	the costs of any public offerings of the Common Shares or the Company’s other securities, including registration and listing fees;

(f)	the management fee and any incentive fee;

(g)	certain costs and expenses relating to distributions paid on the Common Shares;

(h)	administration fees payable under this Agreement;

(i)	debt service and other costs of borrowings or other financing arrangements;

(j)	the Adviser’s allocable share of costs incurred in providing significant managerial assistance to those portfolio companies that request it;

(k)	amounts payable to third parties relating to, or associated with, making or holding investments;

(l)	transfer agent and custodial fees;

(m)	costs of derivatives and hedging;

(n)	commissions and other compensation payable to brokers or dealers;

(o)	taxes and governmental fees;

(p)	Independent Trustee/Director (as defined below) fees and expenses;

(q)

costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, and the compensation of professionals responsible for the preparation of the foregoing, including the allocable portion of the compensation of the Company’s chief financial officer and chief compliance officer and their respective staffs;

(r)

the costs of any reports, proxy statements or other notices to the Company’s Shareholders (including printing and mailing costs), the costs of any Shareholders’ meetings and the compensation of investor relations personnel responsible for the preparation of the foregoing and related matters;

(s)	the Company’s fidelity bond;

(t)	trustee/director and officers/errors and omissions liability insurance, and any other insurance premiums;

(u)	information technology and related costs, including costs related to software, hardware and other technological systems (including specialty and custom software);

(v)	indemnification payments;

(w)

costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the business of the Company and the amount of any judgment or settlement paid in connection therewith;

(x)

all fees, costs and expenses, if any, incurred by or on behalf of the Company in developing, negotiating and structuring prospective or potential investments that are not ultimately made, including, without limitation any reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments, including expenses relating to unconsummated investments that may have been attributable to co-investors had such investments been consummated;

(y)

investment costs, including all fees, costs and expenses incurred in sourcing, evaluating, developing, negotiating, structuring, trading (including trading errors), settling, monitoring and holding prospective or actual investments or investment strategies including, without limitation, any financing, legal, filing, auditing, tax, accounting, compliance, loan administration, travel, meals, accommodations and entertainment, advisory, consulting, engineering, data-related and other professional fees, costs and expenses in connection therewith (to the extent the Adviser is not reimbursed by a prospective or actual issuer of the applicable investment or other third parties or capitalized as part of the acquisition price of the transaction);

(z)	direct costs and expenses of administration, including audit, accounting, consulting and legal costs; and

(aa)

all other expenses reasonably incurred by Company or the Administrator in connection with making investments, overseeing administrators, and administering the Company’s business not otherwise expressly payable by the Administrator pursuant to this Agreement or pursuant hereto.

For the avoidance of doubt, the Company will bear its allocable portion of the costs of the compensation, benefits, and related administrative expenses (including travel expenses) of the Company’s officers who provide operational and administrative services hereunder, their respective staffs and other professionals who provide services to the Company (including, in each case, employees of the Administrator or an affiliate) who assist with the preparation, coordination, and administration of the foregoing or provide other “back office” or “middle office” financial or operational services to the Company. Notwithstanding anything to the contrary contained herein, the Company shall reimburse the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to such individuals (based on a percentage of time such individuals devote, on an estimated basis, to the business and affairs of the Company and in acting on behalf of the Company).

5. Limitation of Liability of the Administrator; Indemnification

The Administrator (and its members, managers, officers, employees, agents, controlling persons and any other person or entity affiliated with it) shall not be liable to the Company for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Company. As permitted by the Company’s organizational documents, the Company shall, to the fullest extent permitted by law, provide indemnification and the right to the advancement of expenses, to each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a member, manager, officer, employee, agent, controlling person or any other person or entity affiliated with the Administrator (each such person hereinafter an “Indemnitee”), on the same general terms set forth in the Company’s organizational documents, the terms of which are incorporated herein mutatis mutandi as applied to the Indemnitees.

6. Activities of the Administrator

The services of the Administrator to the Company are not to be deemed to be exclusive, and the Administrator and each affiliate is free to render services to others. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and stockholders of the Administrator and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

7. Duration and Termination of this Agreement

(a) This Agreement shall continue in effect for two years from the date hereof, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by:

(i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company; and

(ii) the vote of a majority of the Company’s trustees/directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) (the “Independent Trustees/Directors”) of any such party, in accordance with the requirements of the Investment Company Act.

(b) The Agreement may be terminated at any time, without the payment of any penalty, upon not more than 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company, or by the vote of the Board or by the Administrator.

(c) This Agreement may not be assigned by a party without the consent of the other party; provided, however, that the rights and obligations of the Company under this Agreement shall not be deemed to be assigned to a newly formed entity in the event of the merger of the Company into, or conveyance of all of the assets of the Company to, such newly formed entity; provided, further, however, that the sole purpose of that merger or conveyance is to effect a mere change in the Company’s legal form into another limited liability entity. The provisions of Section 5 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

8. Amendments of this Agreement

This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

9. Governing Law

This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act, if any. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

10. Entire Agreement

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

11. Notices

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office, or alternatively shall be given by email to the chief legal officer or chief compliance officer of the respective party.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

SIXTH STREET LENDING PARTNERS

By:	/s/ Ian Simmonds
Name: Ian Simmonds
Title: Chief Financial Officer

SIXTH STREET LENDING PARTNERS ADVISERS, LLC

By:	/s/ Ian Simmonds
Name: Ian Simmonds
Title: Vice President